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                      [JONES, JENSEN & COMPANY LETTERHEAD]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the use of our report dated April 8, 1996 on our audit of the financial statements of Advanced Biological Systems, Inc. as of December 31, 1995 and 1994, (and to all references to our firm) included in the Form 10-KSB and incorporated by reference in the Form S-8 registration statement of Advanced Biological Systems, Inc.


 /Jones Jensen & Company/

Jones, Jensen & Company
August 20, 1996